Exhibit 99.1

AAR REPORTS SECOND QUARTER FISCAL YEAR 2022 RESULTS

•	Second quarter sales of $437 million, up 8% over the prior year

•	Second quarter GAAP diluted earnings per share from continuing operations of $0.58 compared to $0.41 in Q2 FY2021

•	Adjusted diluted earnings per share from continuing operations of $0.53, up 71% from $0.31 in Q2 FY2021

•	Second quarter cash flow from operating activities from continuing operations of $16 million

•	Announced $150 million share repurchase program

WOOD DALE, ILLINOIS (December 21, 2021) — AAR CORP. (NYSE: AIR) today reported second quarter Fiscal Year 2022 consolidated sales of $436.6 million and income from continuing operations of $20.8 million, or $0.58 per diluted share. For the second quarter of the prior year, the Company reported sales of $403.6 million and income from continuing operations of $14.4 million, or $0.41 per diluted share. Our adjusted diluted earnings per share from continuing operations in the second quarter of Fiscal Year 2022 were $0.53 compared to $0.31 in the second quarter of the prior year.

Consolidated second quarter sales increased 8% over the prior year quarter. Our consolidated sales to commercial customers increased 33% over the prior year quarter due to the recovery in the commercial market from the impact of COVID-19. Our consolidated sales to government customers decreased 15% primarily related to the level of program activity for the modification and sale of two C-40 aircraft to the U.S. Marine Corps in the prior year quarter.

Sales to commercial customers were 59% of consolidated sales compared to 48% in the prior year’s quarter primarily reflecting the recovery in the commercial market from the impact of COVID-19.

Gross profit margins increased from 17.2% in the prior year quarter to 18.0% in the current quarter and adjusted gross profit margin increased from 13.9% to 16.7%, primarily due to the favorable impact from our actions to reduce costs and increase our operating efficiency.

1

Selling, general and administrative expenses increased from $43.4 million to $47.1 million mainly due to restoration of temporary compensation reductions which had been in place last year. Selling, general and administrative expenses remained flat as a percent of sales at 10.8% with the favorable impact from our cost reduction actions offsetting the compensation restoration.

Operating margin increased from 5.4% in the prior year quarter to 6.9% in the current quarter and adjusted operating margin increased from 4.0% to 6.1%, as a result of our actions to reduce costs and increase our operating efficiency. Sequentially, our adjusted operating margin increased from 5.5% in the first quarter to 6.1% in the current quarter primarily due to strong performance on long-term programs.

“While the global recovery in commercial air travel continues to be uneven due to COVID-19 variants and associated travel restrictions, we continue to drive strong performance. We delivered our fifth straight quarter of adjusted operating margin improvement and are now exceeding pre-pandemic levels. We expect this improvement to continue as our higher margin parts activities fully recover,” said John M. Holmes, President and Chief Executive Officer of AAR CORP.

During the quarter, we announced a five-year renewal of our power-by-the-hour component pool and repair support program for flydubai’s fleet of 33 Boeing 737NG aircraft. We also announced a sustainability initiative in partnership with Fortress Transportation and Infrastructure Investors where we will jointly contribute a percentage of all used serviceable material sales from our CFM56-5B and -7B partnership to acquire verified carbon offsets and grant them to the purchasing customers. This new initiative highlights the environmental benefits of recycling serviceable material as airlines around the world seek ways to reduce their overall carbon footprint.

Subsequent to the end of the quarter, we were awarded a firm fixed price, indefinite delivery/indefinite quantity contract from the Air Force to support United States Air Forces in Europe (USAFE) F-16 aircraft. This $365 million, ten-year contract provides for F-16 depot work as well as Service Life Extension Program modifications and maintenance.

2

Holmes continued, “These new business wins demonstrate the strength of our aviation services offering. The USAFE award is particularly exciting as we have been supporting F-16 aircraft for decades and this win takes our involvement with this widely used platform to a new level given the long-term and comprehensive nature of this program. Additionally, in partnership with Fortress, we are leading the aftermarket industry in Environmental, Social and Governance (ESG) initiatives while delivering value to our customers.”

Net interest expense for the quarter was $0.4 million compared to $1.3 million last year. Average diluted share count increased from 35.0 million to 35.6 million in the current year quarter. During the quarter, we re-paid our Canadian term loan of $24.7 million using proceeds from our credit facility.

Cash flow provided by operating activities from continuing operations was $15.9 million during the current quarter. Excluding our accounts receivable financing program, our cash flow provided by operating activities from continuing operations was $25.9 million in the current quarter. Over the last six quarters, our cash flow provided by operating activities from continuing operations has totaled $141.9 million.

Holmes concluded, “Throughout the pandemic, we have demonstrated our ability to drive consistent cash flows. This has resulted in an exceptionally strong balance sheet, which allows us to continue to invest in our business while returning capital to shareholders. In addition to deploying capital to fund our continued growth, we will also return capital to shareholders through our $150 million share repurchase program, which we announced today and will commence this quarter.”

Conference Call Information

AAR will hold its quarterly conference call at 3:45 p.m. CT on December 21, 2021. The conference call can be accessed by calling 866-802-4322 from inside the U.S. or +1-703-639-1319 from outside the U.S. A replay of the conference call will also be available by calling 855-859-2056 from inside the U.S. or +1-404-537-3406 from outside the U.S. (access code 8483239). The replay will be available from 7:15 p.m. CT on December 21, 2021 until 10:59 p.m. CT on December 27, 2021.

3

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through two operating segments: Aviation Services and Expeditionary Services. AAR’s Aviation Services include parts supply; OEM solutions; integrated solutions; maintenance, repair, overhaul; and engineering. AAR’s Expeditionary Services include mobility systems operations. Additional information can be found at www.aarcorp.com.

Contact: Dylan Wolin – Vice President, Strategic & Corporate Development and Treasurer | (630) 227-2017 | dylan.wolin@aarcorp.com

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations about future conditions, including but not limited to (i) the ability to continue to drive strong performance, (ii) our expectations regarding the continued improvement in our adjusted operating margin and our higher margin parts activities to fully recover, (iii) the continued strength of our aviation services offering, (iv) the ability to lead the aftermarket industry in Environmental, Social and Governance (ESG) initiatives while delivering value to our customers, (v) our ability to continue to drive strong cash flows, (vi) maintaining an exceptionally strong balance sheet to allow us to continue to invest in our business while returning capital to shareholders, and (vii) our expectation that we will continue to deploy capital into each of our parts, repair and government activities.

Forward-looking statements often address our expected future operating and financial performance and financial condition, or sustainability targets, goals, commitments, and other business plans, and often may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements are based on the beliefs of Company management, as well as assumptions and estimates based on information available to the Company as of the dates such assumptions and estimates are made, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors, including: (i) factors that adversely affect the commercial aviation industry; (ii) the continued impact of the COVID-19 pandemic on air travel, worldwide commercial activity and our and our customers’ ability to source parts and components; (iii) a reduction in the level of sales to the branches, agencies and departments of the U.S. government and their contractors (which were 44.7% of total sales in fiscal 2021); (iv) non-compliance with laws and regulations relating to the formation, administration and performance of our U.S. government contracts; (v) cost overruns and losses on fixed-price contracts; (vi) nonperformance by subcontractors or suppliers; (vii) changes in or non-compliance with laws and regulations that may affect certain of our aviation and government and defense related activities that are subject to licensing, certification and other regulatory requirements imposed by the FAA, the U.S. State Department and other regulatory agencies, both domestic and foreign; (viii) a reduction in outsourcing of maintenance activity by airlines; (ix) a shortage of the skilled personnel on whom we depend to operate our business, or work stoppages; (x) competition from other companies, including original equipment manufacturers, some of which have greater financial resources than we do; (xi) financial and operational risks arising as a result of operating internationally; (xii) inability to integrate acquisitions effectively and execute our operational and financial plan related to the acquisitions; (xiii) inability to recover our costs due to fluctuations in market values for aviation products and equipment caused by various factors, including reductions in air travel, airline bankruptcies, consolidations and fleet reductions; (xiv) asset impairment charges we may be required to recognize to reflect the non-recoverability of our assets or lowered expectations regarding businesses we have acquired; (xv) limitations on our ability to access the debt and equity capital markets or to draw down funds under loan agreements; (xvi) non-compliance with restrictive and financial covenants contained in certain of our loan agreements, and government funding received under the CARES Act; (xvii) restrictions on paying, or failure to maintain or pay dividends; (xviii) exposure to product liability and property claims that may be in excess of our liability insurance coverage; (xix) threats to our systems technology from equipment failures’ cyber and other security y breaches or other disruptions; (xx) the costs of compliance, and liability for non-compliance, with environmental regulations, including future requirements regarding climate change; and (xxi) a need to make significant capital expenditures to keep pace with technological developments in our industry. Should one or more of those risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. Those events and uncertainties are difficult or impossible to predict accurately and many are beyond our control.

For a discussion of these and other risks and uncertainties, refer to our Annual Report on Form 10-K, Part I, “Item 1A, Risk Factors” and our Quarterly Reports on Form 10-Q. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The risks described in these reports are not the only risks we face, as additional risks and uncertainties are not currently known or foreseeable or impossible to predict accurately or risks that are beyond the Company’s control or deemed immaterial may materially adversely affect our business, financial condition or results of operations in future periods. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

4

AAR CORP. and Subsidiaries

Condensed Consolidated Statements of Operations (In millions except per share data - unaudited)	Three Months Ended November 30,		Six Months Ended November 30,
	2021	2020	2021	2020
Sales	$436.6	$403.6	$891.7	$804.4
Cost and expenses:
Cost of sales	358.2	334.1	748.7	686.3
Provision for doubtful accounts	0.8	4.4	0.8	4.4
Selling, general and administrative	47.1	43.4	96.4	88.7
Loss from joint ventures	(0.4)	(0.1)	(0.6)	(0.2)

Operating income	30.1	21.6	45.2	24.8
Loss on sale of business	(1.3)	––	(1.3)	(19.5)
Interest expense, net	(0.4)	(1.3)	(1.1)	(2.9)
Other income (expense), net	0.3	(0.7)	1.0	(0.5)

Income from continuing operations before income tax expense	28.7	19.6	43.8	1.9
Income tax expense	7.9	5.2	11.8	1.4
Income from continuing operations	20.8	14.4	32.0	0.5
Income (Loss) from discontinued operations	––	(6.2)	0.3	(6.8)
Net income (loss)	$20.8	$8.2	$32.3	$(6.3)

Earnings per share – Basic:
Earnings from continuing operations	$0.59	$0.41	$0.90	$0.01
Loss from discontinued operations	––	(0.18)	0.01	(0.20)
Earnings per share – Basic	$0.59	$0.23	$0.91	$(0.19)

Earnings per share – Diluted:
Earnings from continuing operations	$0.58	$0.41	$0.89	$0.01
Loss from discontinued operations	––	(0.18)	0.01	(0.19)
Earnings per share – Diluted	$0.58	$0.23	$0.90	$(0.18)

Share Data:
Weighted average shares outstanding – Basic	35.1	34.9	35.1	34.9
Weighted average shares outstanding – Diluted	35.6	35.0	35.6	35.0

5

AAR CORP. and Subsidiaries

Condensed Consolidated Balance Sheets (In millions)	November 30, 2021	May 31, 2021
	(unaudited)
ASSETS
Cash and cash equivalents	$42.7	$51.8
Restricted cash	3.7	8.4
Accounts receivable, net	192.1	166.7
Contract assets	68.5	71.9
Inventories, net	531.7	540.6
Rotable assets and equipment on or available for lease	53.9	50.4
Assets of discontinued operations	17.9	19.5
Other current assets	36.2	27.7
Total current assets	946.7	937.0
Property, plant, and equipment, net	106.2	120.0
Operating lease right-of-use assets, net	76.3	75.8
Goodwill and intangible assets, net	120.9	123.8
Rotable assets supporting long-term programs	173.6	184.3
Other non-current assets	105.9	98.8
Total assets	$1,529.6	$1,539.7

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$301.0	$301.4
Liabilities of discontinued operations	19.2	35.4
Total current liabilities	320.2	336.8
Long-term debt	103.2	133.7
Operating lease liabilities	60.5	59.9
Other liabilities and deferred income	38.7	34.9
Total liabilities	522.6	565.3
Equity	1,007.0	974.4
Total liabilities and equity	1,529.6	$1,539.7

6

AAR CORP. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (In millions – unaudited)	Three Months Ended November 30,		Six Months Ended November 30,
	2021	2020	2021	2020
Cash flows provided from operating activities:
Net income (loss)	$20.8	$8.2	$32.3	$(6.3)
Loss (Income) from discontinued operations	––	6.2	(0.3)	6.8
Income from continuing operations	20.8	14.4	32.0	0.5
Adjustments to reconcile income from continuing operations to net cash provided from operating activities
Depreciation and intangible amortization	8.9	9.2	17.8	18.2
Amortization of stock-based compensation	1.6	1.8	4.7	4.5
Provision for doubtful accounts	0.8	4.4	0.8	4.4
Loss on sale of business	1.3	––	1.3	19.5
Contract termination and restructuring costs	––	––	––	2.2
Impairment charges	0.6	1.2	2.9	7.0
Changes in certain assets and liabilities:
Accounts receivable	(11.7)	(7.5)	(26.2)	(4.8)
Contract assets	6.0	(7.4)	3.2	(7.5)
Inventories	(6.4)	11.4	8.0	30.2
Rotable assets supporting long-term programs	0.9	(1.9)	1.8	(0.9)
Accounts payable and accrued liabilities	(4.3)	34.1	(1.4)	9.0
Payroll Support Program deferred credit	––	(17.2)	––	23.6
Deferred revenue on long-term programs	2.7	(42.5)	0.7	(60.4)
Other	(5.3)	27.6	(12.2)	21.9
Net cash provided from operating activities – continuing operations	15.9	27.6	33.4	67.4
Net cash provided from (used in) operating activities – discontinued operations	0.4	(1.0)	(14.2)	(1.9)
Net cash provided from operating activities	16.3	26.6	19.2	65.5

Cash flows provided from (used in) investing activities:
Property, plant and equipment expenditures	(3.8)	(2.7)	(6.0)	(6.0)
Proceeds from termination of life insurance policies	––	10.0	––	10.0
Other	6.0	––	3.3	1.6
Net cash provided from (used in) investing activities	2.2	7.3	(2.7)	5.6

Cash flows used in financing activities:
Repayments on borrowings, net	(24.7)	(35.0)	(29.7)	(381.3)
Cash dividends	––	––	––	(0.1)
Other	0.1	––	(0.4)	(1.5)
Net cash used in financing activities	(24.6)	(35.0)	(30.1)	(382.9)
Effect of exchange rate changes on cash	(0.1)	––	(0.2)	0.1
Decrease in cash and cash equivalents	(6.2)	(1.1)	(13.8)	(311.7)
Cash, cash equivalents, and restricted cash at beginning of period	52.6	114.1	60.2	424.7
Cash, cash equivalents, and restricted cash at end of period	$46.4	$113.0	$46.4	$113.0

7

AAR CORP. and Subsidiaries

Sales By Business Segment (In millions - unaudited)	Three Months Ended November 30,		Six Months Ended November 30,
	2021	2020	2021	2020
Aviation Services	$419.3	$385.0	$854.9	$748.6
Expeditionary Services	17.3	18.6	36.8	55.8
	$436.6	$403.6	$891.7	$804.4

Gross Profit by Business Segment (In millions- unaudited)	Three Months Ended November 30,		Six Months Ended November 30,
	2021	2020	2021	2020
Aviation Services	$74.0	$66.8	$134.9	$111.4
Expeditionary Services	4.4	2.7	8.1	6.7
	$78.4	$69.5	$143.0	$118.1

Adjusted income from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted sales, adjusted cost of goods sold, adjusted gross profit margin, adjusted selling, general, and administrative expenses, adjusted cash flow from provided by (used in) operating activities from continuing operations, adjusted EBITDA, and net debt are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We believe these non-GAAP financial measures are relevant and useful for investors as they illustrate our actual operating performance unaffected by the impact of certain items. When reviewed in conjunction with our GAAP results and the accompanying reconciliations, we believe these non-GAAP financial measures provide additional information that is useful to gain an understanding of the factors and trends affecting our business and provide a means by which to compare our operating performance against that of other companies in the industries we compete. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Adjusted EBITDA is income from continuing operations before interest income (expense), other income (expense), income taxes, depreciation and amortization, stock-based compensation and items of an unusual nature including but not limited to business divestitures, workforce actions, subsidies and costs, impairment charges, facility consolidation and repositioning costs, investigation and remediation compliance costs, and significant customer events such as early terminations, contract restructurings, forward loss provisions and bankruptcies.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

Adjusted Income from Continuing Operations (a) (In millions - unaudited)	Three Months Ended November 30,		Six Months Ended November 30,
	2021	2020	2021	2020
Income from continuing operations	$20.8	$14.4	$32.0	$0.5
Investigation and remediation compliance costs	0.6	2.1	0.7	3.1
Loss on sale of business	1.0	––	1.0	14.8
Contract termination/restructuring costs and loss provisions, net	(3.3)	3.3	1.7	5.1
Customer bankruptcy and credit charges	0.7	1.0	0.7	1.1
Asset impairment charges	0.5	1.0	2.2	5.4
Government COVID-related subsidies	(1.9)	(14.2)	(2.1)	(22.6)
Facility consolidation and repositioning costs	0.1	0.3	0.2	1.8
Severance and furlough costs	0.5	2.4	1.2	6.9
Recognition of foreign currency translation adjustments	0.2	––	0.2	––
Strategic financing evaluation costs	––	0.6	––	0.8
Adjusted income from continuing operations	$19.2	$10.9	$37.8	$16.9

(a)	All adjustments are presented net of applicable income taxes.

8

Adjusted Diluted Earnings per Share from Continuing Operations (a) (In millions - unaudited)	Three Months Ended November 30,		Six Months Ended November 30,
	2021	2020	2021	2020
Diluted earnings per share from continuing operations	$0.58	$0.41	$0.89	$0.01
Investigation and remediation compliance costs	0.01	0.06	0.02	0.09
Loss on sale of business	0.03	––	0.03	0.42
Contract termination/restructuring costs and loss provisions, net	(0.09)	0.10	0.05	0.15
Customer bankruptcy and credit charges	0.02	0.04	0.02	0.04
Asset impairment charges	0.01	0.02	0.06	0.15
Government COVID-related subsidies	(0.05)	(0.41)	(0.06)	(0.65)
Facility consolidation and repositioning costs	0.01	0.01	0.01	0.05
Severance and furlough costs	0.01	0.07	0.03	0.20
Strategic financing evaluation costs	––	0.01	––	0.02
Adjusted diluted earnings per share from continuing operations	$0.53	$0.31	$1.05	$0.48

(a)	All adjustments are presented net of applicable income taxes.

Adjusted Gross Profit Margin (In millions - unaudited)	Three Months Ended
	November 30, 2021	August 31, 2021	November 30, 2020
Sales	$436.6	$455.1	$403.6
Contract termination/restructuring costs, net	(2.5)	1.0	(2.3)
Customer bankruptcy and credit charges	––	––	0.4
Adjusted sales	$434.1	$456.1	$401.7

Cost of sales	$358.2	$390.5	$334.1
Contract termination/restructuring costs and loss provisions, net	1.9	(5.7)	(3.3)
Government COVID-related subsidies, net	2.5	0.3	18.1
Facility consolidation and repositioning costs	(0.1)	(0.1)	(0.4)
Asset impairment charges	(0.6)	(2.3)	(1.2)
Severance and furlough costs	(0.5)	(0.1)	(1.5)
Adjusted cost of sales	$361.4	$382.6	$345.8

Adjusted gross profit margin	16.7%	16.1%	13.9%

Adjusted Operating Margin (In millions - unaudited)	Three Months Ended
	November 30, 2021	August 31, 2021	November 30, 2020	November 30, 2019
Adjusted sales	$434.1	$456.1	$401.7	$560.9

Operating income	$30.1	$15.1	$21.6	$28.1
Investigation and remediation costs	0.8	0.2	2.8	2.4
Contract termination/restructuring costs and loss provisions, net	(4.4)	6.7	4.5	––
Customer bankruptcy and credit charges	1.0	––	1.3	––
Government COVID-related subsidies	(2.5)	(0.3)	(18.7)	––
Facility consolidation and repositioning costs	0.1	0.1	0.4	––
Asset impairment charges	0.6	2.3	1.2	––
Severance and furlough costs	0.8	0.9	2.2	0.9
Strategic financing evaluation costs	––	––	0.7	––
Adjusted operating income	$26.5	$25.0	$16.0	$31.4

Adjusted operating margin	6.1%	5.5%	4.0%	5.6%

9

Adjusted Cash Provided by Operating Activities from Continuing Operations (In millions - unaudited)	Three Months Ended November 30,		Six Months Ended November 30,
	2021	2020	2021	2020
Cash provided by operating activities from continuing operations	$15.9	$27.6	$33.4	$67.4
Amounts outstanding on accounts receivable financing program:
Beginning of period	30.2	55.7	38.6	74.3
End of period	(20.2)	(48.9)	(20.2)	(48.9)
Adjusted cash provided by operating activities from continuing operations	$25.9	$34.4	$51.8	$92.8

Adjusted EBITDA (In millions - unaudited)	Three Months Ended November 30,		Six Months Ended November 30,		Year Ended May 31,
	2021	2020	2021	2020	2021
Net income (loss)	$20.8	$8.2	$32.3	$(6.3)	$35.8
Loss (Income) from discontinued operations	––	6.2	(0.3)	6.8	10.5
Income tax expense	7.9	5.2	11.8	1.4	18.2
Other (income) expense, net	(0.3)	0.7	(1.0)	0.5	(4.3)
Interest expense, net	0.4	1.3	1.1	2.9	4.8
Depreciation and intangible amortization	8.9	9.2	17.8	18.2	36.3
Investigation and remediation compliance costs	0.8	2.8	1.0	4.1	4.4
Loss on sale of business	1.3	––	1.3	19.5	20.2
Asset impairment charges	0.6	1.2	2.9	7.0	7.0
Contract termination/restructuring costs and loss provisions, net	(4.4)	4.5	2.3	6.7	9.3
Customer bankruptcy and credit charges	1.0	1.3	1.0	1.5	4.9
Government COVID-related subsidies, net	(2.5)	(18.7)	(2.8)	(29.8)	(56.2)
Facility consolidation and repositioning costs	0.1	0.4	0.2	2.4	4.5
Severance and furlough costs	0.8	2.2	1.7	8.2	9.0
Strategic financing evaluation costs	––	0.7	––	1.0	1.0
Stock-based compensation	1.6	1.8	4.7	4.5	9.2
Adjusted EBITDA	$37.0	$27.0	$74.0	$48.6	$114.6

Net Debt (In millions- unaudited)	November 30, 2021	November 30, 2020
Total debt	$104.5	$222.1
Less: Cash and cash equivalents	(42.7)	(110.0)
Net debt	$61.8	$112.1

Net Debt to Adjusted EBITDA (In millions - unaudited)
Adjusted EBITDA for the year ended May 31, 2021	$114.6
Less: Adjusted EBITDA for the six months ended November 30, 2020	(48.6)
Plus: Adjusted EBITDA for the six months ended November 30, 2021	74.0
Adjusted EBITDA for the twelve months ended November 30, 2021	$140.0
Net debt at November 30, 2021	$61.8
Net debt to Adjusted EBITDA	0.44

10